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                                                                EXHIBIT 27(c)(3)

Variable Contract Supplement -- Agent

(a) General. This supplement is a part of your Agent's Contract to which it is attached and is subject to all its terms, definitions and conditions. This supplement describes both the compensation we will provide on your variable contract business and your responsibilities with respect to the solicitation, sale or distribution of these contracts for us.

(b) Definitions. Whenever we use the following words this is what we mean:

Variable Contracts. Variable annuity business and variable adjustable life business.

Variable Annuity Business. All variable annuities, which are registered, contain identifiable sales charges and have contract values varying with the investments in a separate account, which we issue on applications you obtain. This does not include group or fixed annuities.

Variable Adjustable Life Business. The Variable Adjustable Life insurance policies which we may issue on applications you obtain. This does not include group or fixed annuities.

Annuitization Business. The election of an annuity payment option which you initiate for a deferred annuity.

Earned Premium and Purchase Payments. Money which we have received in our home office and applied to pay the premiums due or purchase payments on variable contract business.

First-Year Premiums and Purchase Payments. Premiums due or purchase payments paid on a policy during the first policy year.

First-Year Commissions. Commissions on earned first-year premiums or purchase payments.

Production Bonus. An amount credited on earned first-year commissions paid on your variable adjustable life and variable group universal life business.

Annuity Incentive Bonus. An amount credited on first-year and renewal commissions paid on variable annuity business.

Renewal Premiums and Purchase Payments. A continuous stream of premiums or purchase payments established at the time of sale.

Renewal Commissions. Commissions on earned renewal premiums or purchase payments during the second through the tenth policy year.

Trailing Commissions. Commissions on qualifying accumulation values at the end of each calendar quarter.

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Quality Bonus. An amount credited on certain renewal premium paid on your
Variable Adjustable Life business in the second and third policy years or an amount credited on assets in the General Account on certain variable annuities.

Service Fees. The amount credited on each renewal premium paid on Variable Adjustable Life business and amount credited on each renewal purchase payment paid on variable annuity business after the tenth policy year.

Persistency Ratio. A ratio which we calculate from time to time according to procedures set forth in our rules, reflecting the lapse rate of your fixed and variable business.

(c) Licenses. You will do all things necessary to get, and to keep in good standing, all licenses which you will need to solicit and sell variable contracts as a life insurance salesperson for us in the jurisdictions in which you do business.

(d) Broker-Dealer. You will do all things necessary to get, and to keep in good standing, all licenses which you will need to solicit and sell variable contracts for us and which are required because of your status as a registered representative of the broker-dealer authorized to distribute the variable contracts as our agent. You will also contract with the broker-dealer, such contract to govern your conduct and undertakings with respect to the sale of our variable contracts.

(e) This Agreement. For all purposes under this supplement, we will consider the variable contracts to be our products.

(f) Commissions on variable contracts:

    (1)   First-Year Commissions.

          Commissions are a percentage of earned first-year premiums and purchase payments. They are vested and will be credited to you as they come due. They are paid as outlined in the Contract Update.

    (2)   Renewal Commissions.

          Commissions are percentages of earned renewal premiums (variable life insurance contracts) or purchase payments (variable annuity contracts) received during the second through tenth policy years as outlined in the Contract Update. Renewal commissions are fully vested if your termination is due to death or total permanent disability, or after completion of five qualified years.

(g) Annuitization Business. We agree to credit to you commissions on your annuitization business as outlined in the Contract Update.

(h) Commissions Adjustment. We reserve the right to refund any purchase payments credited to our General Account under a variable contract. If we do make such a refund, we will charge you with the amount of any commission previously paid on the refunded payment. All charges

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thus made will be a debt which you owe us and will become a first lien against any and all amount due you; we may offset this debt against any amount which we would otherwise credit to you under the Agent's contract.

(i) Production Bonus. We will credit you with a production bonus on certain first-year earned variable life commissions according to the schedule in the Contract Update. Payable only while your agency service continues.

(j) Incentive Bonus. We will credit your with an Annuity Incentive bonus on certain first-year and renewal annuity commissions as outlined in the Contract Update. Payable only while your agency service continues.

(k) Quality Bonus. We will credit you with a quality bonus for each renewal premium paid on your variable adjustable life renewal premiums in the second and third policy years. We will calculate the quality bonus according to the schedule shown in the Contract Update. We will credit you with a quality bonus on assets in the General Account on certain variable annuity contracts as outlined in the Contract Update. Payable only while your agency service continues.

(l) Service Fees. Service fees are paid to qualifying agents as a percentage of certain earned renewal premiums and purchase payments as outlined in the Contract Update. Service fees are payable only while your agency service continues.

(m) Trailing C omissions on Variable Annuity Business. Payable on certain variable annuities as outlined in the Contract Update. They are payable only while your agency service continues.

(n) All provisions of Sections 6-10 of the Agent's contract will apply where applicable to any compensation payable under this supplement.

(o) Minimum Production Requirements. In determining whether you have satisfied the minimum production requirements shown in the Contract Update, we will give you credit for your variable adjustable life business and variable annuity business.

(p) Termination of this Supplement. We reserve the right to modify or terminate this supplement at any time; however, any such modification or termination will be made uniformly among all of our agencies of the same class or as required by law or other competent authority.


Minnesota Life
Minnesota Life Insurance Company
400 Robert Street North
St. Paul, MN 55101-2098

F.36071 Rev. 1-2003

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Variable Contract Supplement -- General Agent

(a) General. This supplement is a part of your General Agent's Contract to which it is attached and is subject to all its terms, definitions and conditions. This supplement describes both the compensation we will provide on your variable contract business and your responsibilities with respect to the solicitation, sale or distribution of these contracts for us.

(b) Definitions. Whenever we use the following words this is what we mean:

Variable Contracts. Personal and agency variable annuity business and agency variable adjustable life business.

Personal Variable Annuity Business. All variable annuities, which are registered, contain identifiable sales charges and have contract values varying with the investments in a separate account, which we issue on applications you obtain. This does not include group or fixed annuities.

Personal Variable Adjustable Life Business. The Variable Adjustable Life insurance policies which we may issue on applications you obtain. This does not include group or fixed annuities.

Personal Annuitization Business. The election of an annuity payment option which you initiate for a deferred annuity.

Agency Variable Annuity Business. All variable annuities which are registered, contain identifiable sales charges and have contract values varying with the investments in a separate account, which we issue on applications you or your agents obtain. This does not include group or fixed annuities.

Agency Variable Adjustable Life Business. Variable Adjustable Life insurance policies which we may issue on applications you and your agents obtain. This does not include group or fixed annuities.

Agency Annuitization Business. The election of any annuity payment option which you or one of your agents initiate for a deferred annuity.

Earned Premium and Purchase Payments. Money which we have received in our home office and applied to pay the premiums due or purchase payments on variable contract business.

First-Year Premiums and Purchase Payments. Premiums due or purchase payments paid on a policy during the first policy year.

First-Year Commissions. Commissions on earned first-year premiums or purchase payments.

Production Bonus. An amount credited on first-year commissions paid on your agency variable adjustable life and variable group universal life business.

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Annuity Incentive Bonus. An amount credited on first-year and renewal commissions on certain Variable Annuity Series Funds in a calendar year by you or each of your agents annuity incentive who qualify for an Incentive bonus on that business.

Renewal Premium and Purchase Payments. A continuous stream of premiums or purchase payments established at the time of sale.

Renewal Commissions. Commissions on earned renewal premiums or purchase payments during the second through the tenth policy year.

Trailing Commissions. Commissions on Qualifying Accumulation Values at the end of each calendar quarter.

Quality Bonus. An amount credited on certain renewal premiums paid on certain Variable Adjustable Life personal and agency business in the second and third policy years or an amount credited on assets in the General account on certain variable annuities.

Service Fees. The amount credited on each renewal premium paid on your variable adjustable life business and amount credited on each renewal contribution paid on variable annuity business after the tenth policy year.

Persistency Ratio. A ratio which we calculate from time to time according to procedures set forth in our rules, reflecting the lapse rate of your agency's fixed and variable business.

(c) Licenses. You will do all things necessary to get, and to keep in good standing, all licenses which you will need to solicit and sell variable contracts as a life insurance salesman for us in the jurisdictions in which you do business.

(d) Broker-Dealer. You will do all things necessary to get, and to keep in good standing, all licenses which you will need to solicit and sell variable contracts for us and which are required because of your status as a registered representative of the broker-dealer authorized to distribute the variable contracts as our agent. You will also contract with the broker-dealer, such contract to govern your conduct and undertakings with respect to the sale of our variable contracts.

(e) This Agreement. For all purposes under this supplement, we will consider the variable contracts to be our products.

(f) Commissions on variable contracts.

    (1)   First-Year Commissions.

          Commissions are a percentage of earned first-year premiums and purchase payments on your personal business. We agree to credit you commissions on first year premiums and purchase payments as outlined in the Contract Update. First-year commissions are vested and will be credited to you as they become due.

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    (2)   Renewal Commissions.

          Renewal commissions are percentages of earned renewal premiums and purchase payments during the second through tenth policy years on your personal business. We agree to credit you renewal commissions as outlined in the Contract Update. Renewal Commissions are vested and will be credited to you as they become due.

(g) Commissions on Personal Annuitization Business. We agree to credit to you a one-time commission on your personal annuitization business as outlined in the Contract Update.

(h) Margins and Expense Allowance on Variable Contracts. We agree to credit you with margins and an expense allowance on certain of your agency variable annuity business and all variable adjustable life insurance business.

For all variable adjustable life and annuity business, written by you and your agents, we will calculate the first-year margins according to the schedule in the Contract Update.

On variable adjustable life business on the second through the tenth policy years, we will credit to you renewal margins in an amount as outlined in the Contract Update.

First-year and renewal margins are vested and will be credited to you as they become due. The vesting of renewal margins will be as stated in Section 8 of the General Agent's Contract; however, renewal margins for Flexible Payment Variable Annuity business will be vested at 25% of those earned renewal commissions. No expense allowance will be credited after your General Agency relationship has been terminated.

Trailing margins will be credited to you for certain MultiOption annuity contracts in the Contract Update. No trailing margins will be paid after your General Agency relationship has been terminated.

(i) Margins on Agency Annuitization Business. We agree to credit you with a one-time margin on your agency annuitization business as outlined in the Contract Update. They will be credited to you as long as you or one of your agents is the agent of record.

(j) Trailing Commissions on Personal Variable Annuity Business. We agree to credit you trailing commissions as outlined in the Contract Update. Trailing commissions will be calculated and paid one month following the end of each quarter. No trailing commissions will be paid after your General Agency relationship has been terminated.

(k) Commission and Margin Adjustment. We reserve the right to refund any purchase payments credited to our General Account under a variable contract. If we do make such a refund, we will charge you with the amount of any commission or any margin previously paid on the refunded payment. All charges thus made will be a debt which you owe us and will become a first lien against any and all amounts due you; we may offset this debt against any amount which we would otherwise credit to you under the General Agent's contract.

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(l) Production Bonus. We will credit you with a production bonus on first-year earned commissions, which you and your agents earn on variable adjustable life and variable group life. We will calculate the production bonus according to the schedule shown in the Contract Update. Payable only while your agency service continues.

(m) Incentive Bonus. We will credit your with a incentive bonus on earned first-year and renewal commissions on variable annuity contracts according to the schedule shown in the Contract Update. Payable while your agency service continues.

(n) Quality Bonus. We will credit you with a quality bonus for each renewal premium paid on your personal and agency variable adjustable life business in the second and third policy years. We will calculate the quality bonus according to the schedule shown in the Contract Update. We will credit you with a quality bonus on assets in the General Account on certain variable annuity contracts as outlined in the Contract Update. Payable only while your agency service continues.

(o) Service Fees.

    (1) On agency business, we will credit you with a service fee for each renewal premium paid on your variable adjustable life and each renewal purchase payment paid on certain variable annuity business for the eleventh and later policy years. The amount of the service fee payment is as shown in the Contract Update.

    (2) On your personal business, we will credit you with a service fee for each renewal premium paid on your variable adjustable life business for the second and later policy years. Service fees for VAL-SD business will be credited on renewal premiums paid in the eleventh and later policy years. The amount of the service fee payment is as shown in the Contract Update. We will credit you with a service fee for each renewal purchase payment paid on certain Variable Annuity business for the eleventh and later years. The amount of service fee payment is shown in the Contract Update.

(p) Minimum Production Requirements. In determining whether you have satisfied the minimum production requirements shown in the Contract Update, we will give you credit for your variable annuity and variable adjustable life business. The credit will be equal to 100% of commission credited on your variable adjustable life and variable annuity business.

(q) Termination of This Supplement. We reserve the right to modify or terminate this supplement at any time; however, any such modification or termination will be made uniformly among all of our agencies of the same class or as required by law or other competent authority.